UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2013

Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
        Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013, George J. Klug, Senior Vice President and Chief Information Officer of Carriage Services, Inc. (the “Company”), informed the management of the Company of his intent to retire from the Company effective as of August 9, 2013 (the “Separation Date”). On July 31, 2013, Mr. Klug and the Company entered into a Separation and Consulting Agreement and General Release (the “Separation Agreement”), pursuant to which Mr. Klug will continue to provide services to the Company on a full-time basis and be paid his annualized base salary of $240,000 through the Separation Date. Following the Separation Date, in exchange for a general release of claims from Mr. Klug and subject to Mr. Klug's compliance with the terms of the Separation Agreement, the Company agreed to (1) cause (a) Mr. Klug's outstanding options to purchase 22,288 shares of the Company's common stock to become immediately fully vested and exercisable and (b) 10,329 shares of restricted stock held by Mr. Klug to become fully vested, (2) reimburse Mr. Klug on a monthly basis for a portion of the premiums he pays to continue group health plan coverage under the Company's group health plan for himself and his spouse and eligible dependents (the “Monthly Premium Subsidy”) until the earlier of 18 months following the Separation Date or the date Mr. Klug becomes eligible for reasonably similar group health coverage from another employer, and (3) pay Mr. Klug an amount equal to six months' worth of the Monthly Premium Subsidy in a lump sum cash payment on January 15, 2014. The Separation Agreement also provides that, following the Separation Date, Mr. Klug will provide, when reasonably requested by the Company, consulting services to the Company with regard to the Company's information technology and related services for a period of up to two years following the Separation Date. In exchange for providing such services and for making himself available to do so, the Company will pay Mr. Klug a consulting fee equal to $10,000 per complete calendar month.
The foregoing is only a summary of the material terms of the Separation Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Separation and Consulting Agreement and General Release, dated July 31, 2013, by and between the Company and George J. Klug.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: July 31, 2013	By:	/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation and Consulting Agreement and General Release, dated July 31, 2013, by and between the Company and George J. Klug.